Exhibit 99.1

EAGLE FAMILY FOODS, INC.

EMPLOYEE SEVERANCE AND RETENTION PLAN

EAGLE FAMILY FOODS, INC.

2007 SEVERANCE AND RETENTION PLAN

Eagle Family Foods, Inc. (the “Company”) hereby adopts this plan to be known as “Eagle Family Foods, Inc. Employee Severance and Retention Plan” (the “Plan”), as hereinafter set forth. The Plan shall be effective as of February 9, 2007 (the “Effective Date”).

Article I

Purpose

Section 1.1 Purpose. The purpose of this Plan is to motivate and retain employees during this time of significant uncertainty. It is in the best interest of the creditors and shareholders to keep the operating team in place during this period of uncertainty in order to protect the company’s current value and operating capability. Further, this plan’s purpose is to ease the economic stress of loss of employment by providing Eligible Employees with a bridge to their next job by providing Severance Pay and other Benefits in accordance with the provisions hereinafter set forth. In addition, certain Eligible Employees may be entitled to receive Retention Pay under the Plan.

Article II

Definitions

Section 2.1 Definitions. When used in this Plan, the following words and phrases have the following respective meanings unless the context clearly otherwise requires:

(a)	“Award Letter” shall mean a letter delivered by the Company to an Eligible Employee that sets forth the amount of Severance Pay, Benefits and, if applicable, Retention Pay, to which an individual Eligible Employee is entitled, pursuant to the terms of this Plan and the Award Letter.

(b)	“Benefits” shall mean the health care benefits provided pursuant to Section 4.3.

(c)	“Company Sale” shall be deemed to have occurred on:

(i)	a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of equity to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any individual, entity or group (other than (y) the Company or subsidiary thereof or (z) any employee benefit plan of the Company) acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of securities representing more than 50% of the voting securities of the Company entitled to vote generally in the election of directors, determined on a fully-diluted basis; or

(ii)	consummation of a sale or other disposition of all or substantially all of the assets of the Company.

(d)	“Company” shall mean Eagle Family Foods, Inc., a Delaware corporation.

(e)	“Effective Date” shall mean the effective date of the Plan, which shall be Friday, February 9, 2007.

(f)	“Eligible Employee” shall mean any employee of the Company who receives a copy of this Plan and a corresponding Award Letter from the Company. Notwithstanding any other provision of this Subsection, an Eligible Employee who has entered into a separate agreement or arrangement with the Company that provides for any type of termination, severance or retention pay shall only be entitled to the termination, severance or retention pay under such agreement or arrangement or the Severance Pay and Retention Pay provided for hereunder, but not both.

(g)	“Employee Notice” shall mean a notice that shall be used by an Eligible Employee, as described in Section 4.5, to notify the Company of such Eligible Employee’s efforts to secure subsequent employment following a Qualifying Termination. If an Eligible Employee does not execute and deliver to the Company an Employee Notice within the time period specified in Section 4.5, such Eligible Employee (i) will not receive any further Severance Pay and/or Benefits under the terms of this Plan and (ii) must return to the Company any Severance Pay already received.

(h)	“Permanent Disability” shall mean the termination of an Eligible Employee’s employment as a result of an accident, disability, or physical or mental illness that renders the Eligible Employee incapable of performing his duties to the Company (as determined by the Company in its sole discretion).

(i)	“Plan” shall mean this Eagle Family Foods, Inc. Employee Severance and Retention Plan, effective February 9, 2007, as the same may be amended or restated from time to time.

(j)	“Qualifying Termination” shall mean either (i) a Termination Without Cause or (ii) a Termination For Good Reason. Notwithstanding any other provision of the Plan to the contrary, the following shall not constitute a Qualifying Termination:

(i)	a Voluntary Termination;

(ii)	a Termination For Cause;

(iii)	an Eligible Employee’s death; or

(iv)	a Permanent Disability.

(k)	“Retention Pay” shall mean the sums (if any) payable as set forth in Section 4.2 herein. Notwithstanding any other provision of this Plan or an Award Letter to the contrary, an Eligible Employee shall not receive Retention Pay unless the Eligible Employee executes a release in accordance with Section 4.4.

(l)	“Severance Pay” shall mean the sums (if any) payable as set forth in Section 4.1 herein. Notwithstanding any other provision of this Plan or an Award Letter to the contrary, an Eligible Employee shall not receive Severance Pay unless the Eligible Employee executes (and does not revoke) a release in accordance with Section 4.4.

(m)	“Termination For Cause” shall mean the termination by the Company of an Eligible Employee’s employment with the Company as a result of:

(i)	the commission by an Eligible Employee of a felony;

(ii)	conduct by an Eligible Employee that brings the Company into substantial public disgrace or disrepute;

(iii)	gross negligence or gross misconduct by an Eligible Employee with respect to the Company; or

(iv)	an Eligible Employee’s breach of a material employment policy of the Company, which is not cured within three days after written notice thereof to the Eligible Employee.

(n)	“Termination For Good Reason” shall, except as otherwise set forth in an Award Letter, mean an Eligible Employee’s termination of his employment with the Company as a result of:

(i)	a material diminution in an Eligible Employee’s title, position, or job responsibilities;

(ii)	a material reduction in an Eligible Employee’s compensation or benefit entitlements (including bonuses, if any) when compared to the compensation and benefit entitlements that such Eligible Employee was eligible to receive from the Company immediately prior to the Effective Date;

(iii)	a material increase in an Eligible Employee’s job responsibilities without a commensurate increase in total compensation; or

(iv)	a change in an Eligible Employee’s principal place of employment, that is more than 40 miles from such Eligible Employee’s principal place of employment immediately prior to the Effective Date, without the Eligible Employee’s written consent.

(o)	“Termination Without Cause” shall mean the termination by the Company of an Eligible Employee’s employment with the Company for any reason other than the death of an Eligible Employee, a Permanent Disability, or a Termination For Cause.

(p)	“Voluntary Termination” shall mean an Eligible Employee’s termination of his employment with the Company for any reason other than a Termination For Good Reason.

Section 2.2 Gender and Number. The masculine gender whenever used herein shall refer to and include the feminine gender, and the singular number shall include the plural and the plural number the singular.

Article III

Method of Funding

Section 3.1 Method of Funding. The Company shall pay Severance Pay and Retention Pay and provide Benefits from current operating funds unless, in the case of Benefits, the benefit plan under which such Benefits are provided states otherwise. No property of the Company is or shall be, by reason of this Plan, held in trust for any employee of the Company, nor shall any person have any interest in or any lien or prior claim upon any property of the Company by reason of the Plan, or the Company’s obligations to make payments hereunder. Eligible Employees entitled to Severance Pay, Retention Pay and/or Benefits hereunder shall be unsecured creditors of the Company.

Article IV

Amount of Severance Pay, Retention Pay and Benefits

Section 4.1 Severance Pay. In the event of any Qualifying Termination, if the conditions of Sections 4.4 and 4.5 and any other applicable provisions hereof are met, an Eligible Employee shall be entitled to receive Severance Pay from the Company in the amount set forth in such Eligible Employee’s individual Award Letter.

Section 4.2 Retention Pay. Any Award Letter may provide that, upon the satisfaction of any requirements set forth in such Award Letter, an Eligible Employee shall be entitled to receive Retention Pay from the Company in the amount set forth in such Award Letter if the Eligible Employee remains an employee of the Company until (i) the occurrence of a Company Sale or (ii) such earlier date as may be set forth in the Award Letter.

Section 4.3 Benefits. If an Eligible Employee becomes entitled to receive Severance Pay as described in Section 4.1 above, the Eligible Employee shall also be entitled to elect to continue to participate in the Company’s Aetna Medical Plan (the “Medical Plan”) (with a monthly premium cost to the Eligible Employee equal to the amount such Eligible Employee was required to pay as a monthly premium for participation in such plan immediately prior to the Qualifying Termination, which amount shall be withheld by the Company from Severance Pay) for the period set forth in such Eligible Employee’s individual Award Letter. Any period of extended health care coverage under this Section shall be counted against the length of time for which the Medical Plan or the Company is required to provide continuation of such coverage under applicable law.

Section 4.4 Release. The Company shall not be obligated to provide Severance Pay or Benefits to an Eligible Employee unless and until such Eligible Employee (i) executes a release of all current or future claims, known or unknown, arising on or before the date of the release against the Company and its subsidiaries and the directors, officers, employees and affiliates of any of them, in a form approved by the Company and (ii) does not revoke such release during any applicable revocation period. In addition, as a condition precedent to the Company’s obligation to provide Retention Pay under the Plan, the Company shall require an Eligible Employee to execute a release, in a form approved by the Company, of all current or future claims, known or unknown, arising on or before the date of the release against the Company and its subsidiaries and the directors, officers, employees and affiliates of any of them with respect to any further Retention Pay.

Section 4.5 Further Condition Precedent. As a further condition precedent to an Eligible Employee’s entitlement to receive Severance Pay and/or Benefits, except as otherwise set forth in an award letter, each Eligible Employee who otherwise qualifies for Severance Pay and Benefits must (i) report to the Company and sign an Employee Notice certifying the status of his employment search (including, but not limited to, potential opportunities, interviews granted and networking efforts) on a monthly basis for the first 90 days following a Qualifying Termination and on a semi-monthly basis thereafter and (ii) inform the Company immediately upon securing subsequent employment, at which point the Eligible Employee’s duty to report to the Company pursuant to this Section shall cease. Any Eligible Employee who otherwise qualifies for Severance Pay and Benefits but who fails or refuses to comply with the terms of this Section, or who misrepresents the status of their search for subsequent employment, shall not be entitled to receive any further Severance Pay and/or Benefits and shall be required to return to the Company any Severance Pay already received.

Article V

Administration of Plan

Section 5.1 Plan Administration. The Company shall be the Plan Administrator (within the meaning of Section 3(16) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)). The Company shall have sole and absolute discretion to interpret where necessary the provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to determine the rights and status under the Plan of any Eligible Employees and other persons, to resolve questions or disputes arising under the Plan and to make any determinations with respect to the benefits hereunder and the persons entitled thereto as may be necessary for the purposes of the Plan. In furtherance of, but without limiting, the foregoing, the Company shall have the following specific authorities, which it shall discharge in its sole and absolute discretion in accordance with the terms of the Plan (as interpreted, to the extent necessary, by the Company):

(a)	To resolve all questions arising under the provisions of the Plan as to any individual’s entitlement to become an Eligible Employee;

(b)	To determine the amount of benefits payable to any person under the Plan; and

(c)	To conduct the Claims Procedure specified in Section 5.3.

All decisions of the Company as to the facts of any case, as to the interpretation of any provision of the Plan or its application to any case, and as to any other interpretive matter or other determination or question under the Plan shall be final and binding on all parties affected thereby. The Company shall be the named fiduciary of the Plan. The Company may delegate to any person any one or more of its powers, functions, duties or responsibilities with respect to the Plan, including without limitation duties with respect to the processing, review, investigation, approval and payment of Severance Pay and Retention Pay and the provision of Benefits.

Section 5.2 Regulations. The Company may promulgate any rules and regulations it deems necessary in order to carry out the purposes of the Plan, or to interpret the terms and conditions of the Plan; provided, however, that no rule, regulation or interpretation shall be contrary to the provisions of the Plan. The rules, regulations and interpretations made by the Company shall, subject only to the claims procedure outlined in Section 5.3 hereof, be final and binding on any employee or former employee of the Company or any successor in interest.

Section 5.3 Claims Procedure. The Company shall determine the rights of any employee or former employee of the Company to any Severance Pay, Retention Pay and/or Benefits hereunder. Any employee or former employee of the Company who believes that he is entitled to receive Severance Pay, Retention Pay and/or Benefits under the Plan, other than that initially determined by the Company, may file a claim in writing with the Company at 735 Taylor Rd. Gahanna, OH 43230, Attn: Kate Terrell.

If the claim is wholly or partially denied by the Company, the Company shall (within 90 days after such claim was filed, plus an additional period of 90 days if the Company determines that special circumstances require an extension of time for processing the claim and if written notice of the additional 90-day extension of time indicating the specific circumstances requiring the extension and the date by which a decision shall be rendered is given to the claimant within the first 90-day period) notify such claimant in writing of such denial. Such notice shall be written in a manner calculated to be understood by the claimant and shall (i) state the specific reasons for the denial of the claim, (ii) make references to the specific provisions of the Plan on which the denial of the claim is based, (iii) contain a description of any additional material or information necessary for the claimant to perfect his claim and an explanation of why it is necessary, and (iv) contain a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review. If such notice is not given to the claimant within the time period specified above, the claimant’s claim will be considered denied as of the last day of such period and the claimant may request a review of his claim.

Within 60 days after receipt of a notification of a denial of a claim, the claimant or his duly authorized representative may appeal such denial by filing with the Company his written request for a review of his claim. If such a request is not filed within such 60-day period, the claimant shall be conclusively presumed to have accepted as final and binding the initial decision of the Company on the claimant’s claim. If such an appeal is so filed within 60 days, the Company (or such person as it shall designate) shall conduct a full and fair review of such claim. During such full and fair review, the claimant shall be provided with the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits, and reasonable access to and copies of, upon request and free of charge, all documents, records, and other information relevant to the claimant’s claim for benefits. In addition, such full and fair review shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision of the Company (or its designee) shall be made in a writing delivered to the claimant who filed such appeal, within a reasonable time, but in no event later than 60 days after receipt of the request for review unless special circumstances require an extension of time for processing. If the Company (or its designee) determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant who filed the appeal setting forth the special circumstances requiring an extension of time and the date by which the Company (or its designee) expects to render a decision on review, and shall be furnished prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial 60-day period. In the case of an adverse benefit determination on review, the notice of the determination (i) shall be written in a manner calculated to be understood by the claimant, (ii) shall state the specific reasons for the decision, (iii) shall make reference(s) to the specific provisions of the Plan on which the determination was based, (iv) shall contain a statement that the claimant is entitled to receive, upon request, and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits, and (v) shall contain a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to bring an action under section 502(a) of ERISA.

Section 5.4 Disclaimer of Liability. Except as otherwise provided under Sections 404 through 409 of ERISA, neither the board of directors of the Company, the Company, nor any person designated to carry out fiduciary responsibilities pursuant to this Article shall be liable for any act, or failure to act, that is made in good faith pursuant to the provisions of the Plan.

Section 5.5 Revocability of Company Action. Any action taken by the Company with respect to the rights or benefits under the Plan of any employee or former employee shall be revocable by the Company as to payments or distributions not yet made to such person, and acceptance of any Severance Pay, Retention Pay and/or Benefits under the Plan constitutes acceptance of and agreement to the Company’s making any appropriate adjustments in future payments or distributions to such person to offset any excess or underpayment previously made to him with respect to Severance Pay, Retention Pay and/or Benefits.

Article VI

Amendment or Termination of Plan

Section 6.1 Right to Amend. The Company reserves the right to change, modify or amend the Plan at any time; provided, however, that no such change, modification or amendment shall adversely affect the rights of any Eligible Employees under the Plan without their consent.

Section 6.2 Termination of Plan. The Company reserves the right to terminate the Plan in whole or in part; provided, however, that all Award Letters delivered on or prior to the date of such termination shall continue in full effect in accordance with the terms of the Plan.

Article VII

Miscellaneous

Section 7.1 Incapacity to Receive Payment. In the event that the Company finds that any Eligible Employee entitled to receive Severance Pay, Retention Pay and/or Benefits hereunder is (at the time such benefits are payable) unable to care for his affairs because of a physical, mental or legal incompetence, the Company may, in its sole discretion, cause any payment due, for which prior claim has not been made by a duly qualified guardian or other legal representative, to be paid to such one or more persons as may be chosen by the Company from among the following: the Eligible Employee’s spouse, children or other relative by blood or marriage or the institution maintaining or responsible for the maintenance of such Eligible Employee. Any payment made pursuant to this Section shall be a complete discharge of all liability under the Plan with respect to such payment.

Section 7.2 Limitation on Rights. Nothing contained in the Plan shall be construed as a contract of employment between the Company and any Eligible Employee, or as a right of any Eligible Employee to be retained in the service of the Company or as a limitation of the right of the Company to discharge any Eligible Employee, with or without cause, or as any right of any Eligible Employee to any benefits whatsoever, except to the extent specifically set forth herein.

Section 7.3 Previous Severance Pay and Benefit Plans. Except as provided in an Award Agreement, the Plan adopted hereby supersedes and replaces any and all prior plans, programs or arrangements of the Company to which Eligible Employees may have been subject that provide for severance pay and/or medical benefits upon termination of employment with the Company or that provide for retention pay.

Section 7.4 Withholding. The Company may withhold from any amounts payable under this Plan (i) all federal, state, city or other taxes as the Company is required to withhold pursuant to any applicable law, regulation or ruling, (ii) any payments required to be withheld pursuant to the terms of an Award Letter and (iii) any deductions authorized by an Eligible Employee.

Section 7.5 Headings. Headings of Articles and Sections in this instrument are for convenience only, and do not constitute any part of the Plan.

Section 7.6 Severability Provision. If any provision of the Plan or the application thereof to any circumstance(s) or person(s) is invalid, the remainder of the Plan and the application of such provision to other circumstances or persons shall not be affected thereby.

Section 7.7 Governing Law. The Plan shall be construed and enforced in accordance with the laws of the State of Ohio, to the extent such laws are not preempted by applicable federal law.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed this 9th day of February 2007, to be effective as of such date.

EAGLE FAMILY FOODS, INC.

By:	/s/ Craig Steinke
Name:	Craig Steinke
Title:	President, Chief Executive
Officer and Chief Financial Officer